UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2012

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Amendment to 2009 Incentive Plan. At a Special Meeting of the shareholders of Planar Systems, Inc. (the “Company”) on August 15, 2012, the Company’s shareholders approved an amendment to the Company’s 2009 Incentive Plan (the “Amendment”) to reserve an additional 1,700,000 shares for issuance thereunder. A description of the Company’s 2009 Incentive Plan is set forth in the Company’s Proxy Statement dated July 11, 2012 filed with the Securities and Exchange Commission on July 17, 2012. A copy of the Amendment is filed herewith as Exhibit 10.1.

Transition Agreement. On August 16, 2012, the Company entered into a Transition Agreement (the “Transition Agreement”) with Scott Hildebrandt, the Company’s Senior Vice President and Chief Financial Officer. Pursuant to the terms of the Transition Agreement, Mr. Hildebrandt will resign his position as the Company’s Senior Vice President and Chief Financial Officer effective as of January 1, 2013. Mr. Hildebrandt’s base salary will be $9,220 per month for the period commencing October 1, 2012 through December 31, 2012. Effective as of January 1, 2013, Mr. Hildebrandt will assume the position of Assistant to the President of the Company, and will serve in that position as an employee of the Company from January 1, 2013 through September 26, 2014, or Mr. Hildebrandt’s earlier resignation, termination or death (the “Transition Period”). Mr. Hildebrandt’s base salary during the Transition Period will be $2,446 per month.

The Company and Mr. Hildebrandt are parties to an Amended and Restated Executive Severance Agreement dated and effective as of June 25, 2007 (the “Severance Agreement”). The Transition Agreement amends certain of the provisions of the Severance Agreement effective as of January 1, 2013. Pursuant to the terms of the Severance Agreement, as amended, in the event that Mr. Hildebrandt’s employment is terminated without “cause” during the Transition Period, the Company will be obligated to: (i) make a cash payment to Mr. Hildebrandt in an amount equal to the amount, if any, by which $51,371 exceeds the amount paid to Mr. Hildebrandt as base salary during the Transition Period; (ii) make a cash payment to Mr. Hildebrandt in an amount equal to $1,153 times the number of calendar months (or portions thereof) remaining in the Transition Period commencing with the month following the month in which Mr. Hildebrandt’s employment is terminated; (iii) deliver to Mr. Hildebrandt a number of shares of common stock of the Company equal to the amount, if any, by which 80,000 exceeds the number of performance-based restricted stock units that were vested and delivered to Mr. Hildebrandt during the Transition Period; and (iv) if Mr. Hildebrandt elects to continue his company-provided group health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the premiums for Mr. Hildebrandt’s COBRA continuation coverage for a period of 18 months. If Mr. Hildebrandt remains employed by the Company until his retirement at September 26, 2014 and Mr. Hildebrandt elects to continue his company-provided group health benefits under COBRA, the Company will pay the premiums for Mr. Hildebrandt’s COBRA continuation coverage for a period of 18 months.

The foregoing descriptions of the Transition Agreement and the Severance Agreement, as amended by the Transition Agreement, do not purport to be complete and are qualified in their entirety by reference to the full text of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.2.

On August 17, 2012, the Company issued a press release regarding Mr. Hildebrandt’s transition from his position as the Company’s Chief Financial Officer. A copy of the press release is filed herewith as Exhibit 99.1.

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At a Special Meeting of the Company’s shareholders on August 15, 2012, the Company’s shareholders voted on the following matters: (i) the approval of an amendment to the Company’s 2009 Incentive Plan to reserve an additional 1,700,000 shares for issuance thereunder; and (ii) the ratification of the approval by the Company’s Board of Directors of an amendment to the Company’s Second Restated Bylaws. Set forth below are the voting results for each of the proposals.

Item 1: Approval of an amendment to the Company’s 2009 Incentive Plan to reserve an additional 1,700,000 shares for issuance thereunder:

For	Against	Abstain	Broker Non-votes
6,871,248	5,097,628	60,300	7,345,784

Item 2: Ratification of the approval by the Company’s Board of Directors of an amendment to the Company’s Second Restated Bylaws:

For	Against	Abstain	Broker Non-votes
16,748,395	2,293,286	333,279	—

Item 9.01	EXHIBITS

(d)	Exhibits

10.1	Amendment to Planar Systems, Inc. 2009 Incentive Plan.

10.2	Transition Agreement by and between Planar Systems, Inc. and Scott Hildebrandt dated as of August 16, 2012.

99.1	Press Release issued by Planar Systems, Inc. on August 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 21, 2012.

PLANAR SYSTEMS, INC. (Registrant)

By:	/s/ Stephen M. Going
Stephen M. Going,
Senior Vice President, General Counsel
and Secretary

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